UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Our press release dated November 4, 2009 regarding our third quarter 2009 consolidated results is furnished as Exhibit 99.1 to this report.
We hosted our third quarter 2009 earnings conference call and webcast on Thursday, November 5, 2009 at 11:00 a.m. Eastern Time. Via the webcast, we presented our Third Quarter 2009 Investor Presentation, which contained a summary of our financial results for the quarter. We are furnishing a copy of the Third Quarter 2009 Investor Presentation as Exhibit 99.2 to this report. The Third Quarter 2009 Investor Presentation will be posted on our website, www.tecumseh.com, through at least November 6, 2010. Exhibit 99.2 is incorporated by reference under this Item 2.02.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Press release dated November 4, 2009

99.2	Third Quarter 2009 Investor Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: November 9, 2009	By	/s/ James S. Nicholson

James S. Nicholson
Vice President, Treasurer and Chief
Financial Officer
NOTE: The information in Item 2.02 and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in the filing. The inclusion of any information in Item 2.02 is not an admission as to the materiality of the information.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 4, 2009

99.2	Third Quarter 2009 Investor Presentation

3